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                                                      Exhibit 23.3 to Form S-3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Laclede Group, Inc. on Form S-3 of our report dated November 15, 2001 (November 29, 2001 as to Note 14), appearing in the Annual Report on Form 10-K of The Laclede Group, Inc. for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
St. Louis, MO
April 18, 2002